Table of Contents

Exhibit 8.1

List of Subsidiaries

UNIBANCO – UNIÃO DE BANCOS BRASILEIROS S.A.

ADMINISTRADORA E CORRETORA DE SEGUROS UNIBANCO LTDA.[1]	Brazil
AIG BRASIL COMPANHIA DE SEGUROS	Brazil
BANCO DIBENS S.A.	Brazil
BANCO INVESTCRED UNIBANCO S.A.	Brazil
BANCO FININVEST S.A.	Brazil
BANCO ÚNICO S.A.	Brazil
BANCRED PROMOTORA DE VENDAS E PRESTAÇÃO DE SERVIÇOS LTDA.	Brazil
BANCRED S.A. SOCIEDADE DE CRÉDITO, FINANCIAMENTO E INVESTIMENTOS	Brazil
BANDEIRANTES PROCESSAMENTO DE DADOS LTDA. [2]	Brazil
BIU PARTICIPAÇÕES S.A.	Brazil
CIBRASEC COMPANHIA BRASILEIRA DE SECURITIZAÇÃO	Brazil
CNF – ADMINISTRADORA DE CONSÓRCIOS NACIONAL LTDA.	Brazil
COMPANHIA HIPOTECÁRIA UNIBANCO-RODOBENS	Brazil
CORRETORA DE SEGUROS E CAPITALIZAÇÃO UBB LTDA.	Brazil
DIBENS LEASING S.A. – ARRENDAMENTO MERCANTIL	Brazil
EMPRESA BRASILEIRA DE CAPTURA DE TRANSAÇÕES ELETRÔNICAS LTDA.	Brazil
E-PLATFORM VENTURE PARTNERS EMPREENDIMENTOS E PARTICIPAÇÕES S.A.	Brazil
ESTREL ADMINISTRAÇÃO E PARTICIPAÇÕES S.A.	Brazil
ESTREL ADMINISTRADORA E CORRETAGEM DE SEGUROS LTDA.[3]	Brazil
ESTREL ESTUDOS, REPRESENTAÇÕES E ADMINISTRAÇÃO LTDA.	Brazil
ESTREL SERVIÇOS ADMINISTRATIVOS S.A.	Brazil
Estruturadora Brasileira de Projetos S.A. – EBP	Brazil
FININVEST – NEGÓCIOS DE VAREJO LTDA.	Brazil
HIPERCARD BANCO MÚLTIPLO S.A.	Brazil
HIPERCARD INVESTIMENTOS LTDA.[4]	Brazil
HIPERCARD SOCIEDADE DE CRÉDITO, FINANCIAMENTO E INVESTIMENTO S.A.[5]	Brazil
INTERBANCO S.A.	Paraguay
INTERCHANGE SERVIÇOS S.A.	Brazil
IRB BRASIL RESSEGUROS S.A.	Brazil
LATOSOL EMPREENDIMENTOS PARTICIPAÇÕES LTDA.	Brazil
LUIZACRED S.A. SOCIEDADE DE CRÉDITO, FINANCIAMENTO E INVESTIMENTO	Brazil
MAGNÓLIA HOLDINGS S.A.	Brazil
MARCEP CORRETAGEM DE SEGUROS LTDA.	Brazil
MAXFÁCIL PARTICIPAÇÕES S.A.	Brazil
MAXFÁCIL SOCIEDADE DE CRÉDITO, FINANCIAMENTO E INVESTIMENTO S.A.	Brazil
MEGABÔNUS NEGÓCIOS DE VAREJO LTDA.	Brazil
MEGBENS ADMINISTRAÇÃO DE BENS LTDA.	Brazil
MICROINVEST S.A. – SOCIEDADE DE CRÉDITO AO MICROEMPREENDEDOR	Brazil
NET ONE ADMINISTRADORA E CORRETORA DE SEGUROS LTDA.	Brazil
NUPEN PARTICIPAÇÕES EMPRENDIMENTOS E NEGÓCIOS LTDA.	Brazil
OCEÂNICA HOSPITAL SISTEMAS DE ADMINISTRAÇÃO S.A.	Brazil
ORQUÍDEA NEGRA PARTICIPAÇÕES LTDA.	Brazil
ORQUÍDEA PARTICIPAÇÕES E EMPREENDIMENTOS LTDA.	Brazil
PONTO FRIO LEASING S.A.- ARRENDAMENTO MERCANTIL	Brazil

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1	This company was spun-off on October 29, 2004, but such spin-off is still pending filing with the Registrar of Companies in Brazil.

2	This company was merged into Administradora e Corretora de Seguros Unibanco Ltda. on January 31, 2003.

3	This company was merged into Administradora e Corretora de Seguros Unibanco Ltda. on September 30, 2002, but such merger is still pending filing with the Registrar of Companies in Brazil.

4	This company was merged into Hipercard Multiplo S.A. on December 14, 2007, but such merger is still pending filing with the Registrar of Companies in Brazil.

5	Hipercard Sociedade De Crédito, Financiamento E Investimento S.A. is the current corporate name of Único Distribuidora de Títulos e Valores Mobiliários Ltda.

PROREVENDA PROMOTORA DE VENDAS E PRESTAÇÃO DE SERVIÇOS LTDA.	Brazil
REDECARD S.A.	Brazil
ROSEFIELD FINANCE LTD.	Cayman Island
SAFECARD — CORRETORA DE SEGUROS LTDA.	Brazil
SEGURADORA BRASILEIRA DE CRÉDITO À EXPORTAÇÃO S.A.	Brazil
TBNET COMÉRCIO, LOCAÇÃO, FOMENTO E ADMINISTRAÇÃO. LTDA.	Brazil
TARJETAS UNISOLUCIONES S.A. DE C.V.	México
TECNOLOGIA BANCÁRIA S.A.	Brazil
TRADECOM INTERNATIONAL N.V.[6]	The Netherlands
TULIPA ADMINISTRAÇÃO S.A.	Brazil
TULIPA ESTUDOS E PARTICIPAÇÕES S.A.	Brazil
TULIPA S.A.	Brazil
TULIPA SERVIÇOS ADMINISTRATIVOS S.A.	Brazil
UAM – ASSESSORIA E GESTÃO DE INVESTIMENTOS LTDA.	Brazil
UASEG SEGUROS S.A.	Brazil
UBB HOLDING LTDA.	Brazil
UBB HOLDING COMPANY, INC.	USA
UBT FIDUCIARY LTD.	Cayman Islands
UBT FINANCE S.A.	Switzerland
UBT INVESTMENTS LTD.	Cayman Islands
UNI –INVESTMENT INTERNATIONAL CORP.	Cayman Islands
UNIBANCO AIG CONSULTORIA DE INVESTIMENTOS LTDA.	Brazil
UNIBANCO AIG SAÚDE SEGURADORA S.A.	Brazil
UNIBANCO AIG SEGUROS S.A	Brazil
UNIBANCO AIG VIDA E PREVIDÊNCIA S.A.	Brazil
UNIBANCO ASSET MANAGEMENT S.A. DISTRIBUIDORA DE TÍTULOS E VALORES
MOBILIÁRIOS	Brazil
UNIBANCO CAYMAN BANK LTD.	Cayman Islands
UNIBANCO COMPANHIA DE CAPITALIZAÇÃO	Brazil
UNIBANCO CONSULTORIA DE INVESTIMENTOS LTDA.	Brazil
UNIBANCO EMPREENDIMENTOS E PARTICIPAÇÕES S.A.	Brazil
UNIBANCO EMPREENDIMENTOS LTDA.	Brazil
UNIBANCO INVESTIMENTOS E PARTICIPAÇÕES S.A.	Brazil
UNIBANCO INVESTSHOP — CORRETORA DE VALORES MOBILIÁRIOS E CÂMBIO S.A.	Brazil
UNIBANCO NEGÓCIOS IMOBILIÁRIOS LTDA.	Brazil
UNIBANCO PARTICIPAÇÕES SOCIETÁRIAS S.A.	Brazil
UNIBANCO PROJETO E CONSULTORIA DE INVESTIMENTOS LTDA.	Brazil
UNIBANCO RODOBENS ADMINISTRADORA DE CONSÓRCIO S.A.	Brazil
UNIBANCO SECURITIES INC.	USA
UNIBANCO SERVIÇOS DE INVESTIMENTO LTDA.	Brazil
UNIBANCO UNIÃO DE BANCOS BRASILEIROS (LUXEMBOURG) S.A.	Luxembourg
UNICARD BANCO MÚLTIPLO S.A.	Brazil
UNICORP BANK & TRUST LTD.	Cayman Islands
UNI-INVESTMENT INTERNATIONAL CORP.	Cayman Islands
UNIPART B2B INVESTMENTS, S.L.	Spain
UNIPART PARTICIPAÇÕES INTERNACIONAIS LTD.	Cayman Islands

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6 This company is currently in liquidation.